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                                                                    EXHIBIT 11.1

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES
                     RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                 YEARS ENDED
                                                 ---------------------------------------------
                                                    DEC. 31,         DEC. 31,        DEC. 31,
                                                      1994            1995           1996
                                                 --------------   -------------    -----------
SHARES OF COMMON STOCK OUTSTANDING FOR THE
        ENTIRE PERIOD........................      2,234,370       10,819,049      10,548,181

CONVERSION OF 1,349,000 SHARES OF A PREFERRED,
        213,000 of B PREFERRED AND 1,421,065 OF
        C  PREFERRED                                 384,120                -               -

CONVERSION OF D, E AND F PREFERRED WARRANTS OF
        429,550..............................         55,312                -               -

ISSUANCE OF 3,672,064 PUBLICLY OFFERED
        STOCK.................................       472,841                -               -

ISSUANCE OF COMMON STOCK TO CAPITAL
       CITIES.................................       193,151                -               -

ISSUANCE OF 21,696 SHARES OF COMMON STOCK TO
      THE COMPANY'S DEFINED CONTRIBUTION PLAN              -           17,357               -

ISSUANCE OF 27,685 SHARES OF COMMON STOCK TO
THE COMPANY'S DEFINED CONTRIBUTION PLAN IN
       1996...................................             -                -          27,382

ISSUANCE OF 19,312 SHARES OF COMMON STOCK
        UPON EXERCISE OF OPTIONS IN 1995.......            -           11,111               -

ISSUANCE OF 5,937 SHARES OF COMMON STOCK UPON
        EXERCISE OF OPTIONS IN 1996............            -                -           4,327

ISSUANCE OF 9,937 SHARES OF COMMON STOCK UPON
        EXERCISE OF OPTIONS IN 1996...........             -                -           6,071

REPURCHASE OF 311,876 SHARES OF COMMON STOCK
        FROM J.P. MORGAN CAPITAL CORPORATION IN
        1995...................................            -           (8,545)              -

REPURCHASE OF 111,383 SHARES OF COMMON STOCK
        FROM J.P. MORGAN CAPITAL CORPORATION IN
        1996..................................             -                -        (110,773)

ISSUANCE OF 3,750,000  PUBLICLY OFFERED
        STOCK................................              -                -         904,110
                                                 --------------   -------------    -----------
WEIGHTED AVERAGE SHARES OF COMMON STOCK
        OUTSTANDING..........................      3,339,794       10,838,972      11,379,298

PRIMARY DILUTIVE EFFECT OF OPTIONS AND
        WARRANTS IN 1995 AND 1996 EXPECTED TO
        BE EXERCISED UNDER THE TREASURY
        STOCK METHOD  USING THE WEIGHTED AVERAGE
        MARKET PRICE OF  THE  COMPANY'S SHARES
        OF COMMON STOCK......................              -          232,182         403,824
                                                 --------------   -------------    -----------

TOTAL PRIMARY WEIGHTED AVERAGE SHARES OF
        COMMON STOCK FOR THE PERIOD..........              -       11,071,154      11,783,122
                                                 --------------   -------------    -----------

FULLY DILUTIVE EFFECT OF OPTIONS AND  WARRANTS
        IN 1995 AND 1996 EXPECTED TO BE EXERCISED
        UNDER TREASURY STOCK METHOD USING  THE
        PERIOD-END MARKET PRICE FOR 1995 AND
        AVERAGE MARKET PRICE FOR 1996  OF THE
        COMPANY'S  SHARES OF COMMON STOCK.....             -          330,988         403,824
                                                 --------------   -------------    -----------

TOTAL FULLY DILUTED WEIGHTED AVERAGE SHARES
        OF COMMON STOCK FOR THE PERIOD......               -       11,169,960      11,783,122
                                                 --------------   -------------    -----------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM          ($12,062,232)     $2,533,743        $905,299
                                                 ==============   =============    ===========

NET INCOME (LOSS)                               ($18,088,900)     ($6,591,257)       $905,299
                                                 ==============   =============    ===========

INCOME (LOSS) PER COMMON SHARE
        PRIMARY
        BEFORE EXTRAORDINARY ITEM ...........         ($3.62)           $0.23           $0.08
                                                 ==============   =============    ===========

       NET INCOME  (LOSS)....................         ($5.42)          $(0.61)          $0.08
                                                 ==============   =============    ===========

   FULLY DILUTED
        BEFORE EXTRAORDINARY ITEM............         ($3.62)           $0.23           $0.08
                                                 ==============   =============    ===========

        NET INCOME (LOSS)...................          ($5.42)          ($0.61)          $0.08
                                                 ==============   =============    ===========
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